EXHIBIT 10.1

THIS IS SUBJECT TO A SUBSCRIPTION AGREEMENT OF EVEN DATE HEREWITH.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS (“BLUE SKY LAWS”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND BLUE SKY LAWS.

NEXTFIT, INC.

16% SECURED CONVERTIBLE DEBENTURE

No. WSCD – [   ]

$_____________

NextFit, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of _________________ (“Holder”) the principal amount of ________________________________________ Dollars ($_____________). Additionally, Holder shall receive, on a quarterly basis, a payment that shall be the greater amount of either: i) interest on the Holder’s principal amount at the rate of 16% per annum, or ii) such Holder’s pro rata share of $1.00 for each monthly subscription payment received by the Company during the preceding quarter, based on Holder’s percentage of ownership of the $3,000,000 in Debentures offered in the Company’s Amended Offering Memorandum dated March 30, 2009 (the “Memorandum”). The outstanding principal along with the final quarterly interest or Holder’s above pro rata payment shall become due thirty-six (36) months from the issuance date this convertible debenture (the “Debenture”) is executed (the “Maturity Date”). All payments due and owing under this Debenture shall be subject to the terms and conditions set forth herein.

1.

Agreement.

The Debenture is issued pursuant to that certain Subscription Agreement (the “Agreement”), of even date herewith (the “Issuance Date”), by and between Company and Holder, which is hereby incorporated by reference.

2.

Register.

The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Holder of the Debenture or for the registration of a transfer of the Debenture to a different Holder.

3.

Loss, Theft, Destruction or Mutilation of the Debenture.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Debenture and, in the case of any such loss, theft or destruction, upon receipt of an indemnity bond in such reasonable amount as the Company may determine (or if such Debenture is held by the original Holder of an unsecured indemnity agreement reasonably satisfactory to the Company) or, in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tender and unpaid principal amount and dated as of the date to which interest has been paid on the Debenture so lost, stolen, destroyed or mutilated.

4.

Registered Holder.

The Company may deem and treat the person in whose name any Debenture is registered as the absolute owner and Holder of such Debenture for the purpose of receiving payment of the principal of and interest on such Debenture and for the purpose of any notices, waivers or consents thereunder, whether or not such Debenture shall be overdue, and the Company shall not be affected by notice to the contrary. Payments with respect to any Debenture shall be made only to the registered Holder thereof.

5.

Transferability.

This Debenture shall not be transferred, pledged, hypothecated, or assigned by the Company or the Holder without the express written consent of the other party.

6.

Surrender of the Debenture.

The Company may, as a condition of payment of all or any of the principal of, and interest on, the Debenture, or its conversion, require Holder to present the Debenture for notation of such payment and, if the Debenture be paid in full or converted at the election of Holder as herein provided, require the surrender hereof.

7.

Prepayment and Conversion.

The Debentures may be prepaid at any time prior to their maturity, upon fifteen days’ notice to the Holders, during which fifteen days (the “Prepayment Notice Period”), any Holders may elect to convert his or her Debenture’s principal and accrued interest, in whole, into fully paid and non-assessable shares of common stock of the Company at a per share price of thirty cents ($0.30) (the “Conversion Price”). Any Holder may also elect to convert his or her Debenture’s principal and accrued interest at maturity into fully paid and non-assessable shares of common stock of the Company at the Conversion Price, by providing notice of such election to the Company fifteen days prior to maturity. The Debentures may only be converted during the Prepayment Notice Period and at maturity. Any Holder who elects to convert his or her Debentures into common stock shall be entitled to receive, for three years after such conversion, such Holder’s pro rata share of $.25 for each monthly subscription payment received by the Company during the preceding quarter, based on Holder’s percentage of ownership of the $3,000,000 in Debentures offered in the Memorandum (the “Pro Rata Basis”). Holders who elect for repayment of their Debenture shall not be entitled to receive further payments from the Company related to their repaid Debentures.

8.

Registration Rights.

The Holder shall be entitled to “piggy-back” registration rights for the Common Stock into which the Debenture converts, on all registration statements filed by the Company concurrent with any event whereby the Company becomes a “public” company as defined by the Securities and Exchange Act of 1934, as amended, excepting any registrations filed on (a) Form S-4, (b) Form S-8, or (c) pursuant to any demand registration of any other investor. The Company and its underwriters retain the right to reduce the number of shares proposed to be registered pro rata in view of market conditions. The Holder shall have no voting rights as the holder of this Debenture.

The Company shall bear registration expenses (exclusive of underwriting discounts and commissions) of all such demands, piggy-backs, and S-3 or S-1 registrations.

The registration rights may be transferred to (d) any member of the investor’s limited liability company; (e) any partner or retired partner of any holder which is a partnership; (f) any member or former member of any holder which is a limited liability company; (g) any family member or trust for the benefit of any individual holder; or (h) any transferee that is an accredited investor; provided the Company is given written notice thereof.

9.

Method of Conversion.

(a)

Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall be required to physically surrender this Debenture to the Company.

(b)

The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(c)

Upon receipt by the Company of a Notice of Conversion during the Prepayment Notice Period, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations hereunder all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The date of receipt (including receipt via facsimile) of such Notice of Conversion shall be the Conversion Date so long as it is received before 5:00 p.m., Mountain Standard Time, on such date.

(d)

Limits on Conversion. Notwithstanding the conversion rights set forth herein, unless the Company delivers a waiver in writing, in no event shall the Purchaser be entitled to acquire Common Stock, of which the sum of (i) the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, or other derivative securities convertible into or exchangeable for shares of Common Stock), and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Debenture with respect to which this determination is being made, would result in beneficial ownership by the Purchaser and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company. For purposes of this section, beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this section.

10.

Notice.

Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered, sent by an overnight courier service, or sent by certified or registered mail to the addresses set forth below, or such other address as to which one party may have notified the other in such manner.

11.

Default.

The following will be “Events of Default” under the Debenture: (a) the Company shall default on the payment of principal or interest on the Debenture or on any other indebtedness of the Company when due; (b) the Company shall default on the observance or performance of any other covenant set forth in the Debenture; (c) the Company shall become insolvent or file a voluntary petition in bankruptcy (or have such a petition filed against it) or have an assignment for the benefit of creditors or other creditor arrangement or similar event occur with respect to it or its assets; or (d) failure to comply with any other term or condition of the Debenture, which shall not have been cured within ten (10) business days receipt of written notice to the Company.

Upon Default, and at the option of Holder, or Holder’s successors or assigns, with fifteen (15) days written notice to the Company, demand or presentment, Holder may (e) accelerate all amounts due and owing under this Debenture and demand payment immediately and/or (f) declare the right to exercise any and all remedies available to Holder under applicable law.

12.

Security Interest.

The Debentures will be secured by the Exclusive License and Distribution Agreement as such term is defined in the Company’s Confidential Private Placement Memorandum dated March 30, 2009 (the “Offering”). Debenture holders pursuant to the Offering may not represent a combined interest of 100% of the Security. If less than the entire Offering is raised, the investors will only be secured pro-rata based on a percentage of investor’s investment in the $3,000,000 Offering amount. For instance, if only $2,000,000 is raised in the Offering, the debenture holders will represent only two-thirds of the Secured Interest of the Exclusive License and Distribution Agreement.

13.

Miscellaneous.

(a)

Interest on the principal at the rate of sixteen percent (16%) per annum calculated using a three hundred sixty (360) day year composed of twelve (12), thirty (30) day months, payable quarterly, unless otherwise converted to common stock in the Company.

(b)

All parties to this Debenture hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating this Debenture. Any such action taken by Holder shall not discharge the liability of any party to this Debenture.

(c)

This Debenture shall be governed by and construed in accordance with the laws of the state of Utah without regard to conflict of law principles.

(d)

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture.

(e)

All payments due and owing under this Debenture shall be delivered to the following:

To:

Telephone:

Wire instructions

[Remainder of Page Intentionally Left Blank – Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Debenture as of this ____ day of _______________, 2009.

NEXTFIT, INC.

/s/ Teri Sundh

By: Teri Sundh

Its: Chief Executive Officer

Company’s Address:

NextFit, Inc.

235 W. Sego Lily Drive, 2nd Floor

Sandy, UT 84070

With a copy to:

Cletha Walstrand, Esquire

1322 West Pachua Circle

Ivins, UT 84738

HOLDER

By:
Its:

Holder’s Address:

With a copy to:

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